UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 19, 2005

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

UTAH	333-229903	30-0123229
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

503 Washington Ave, Suite 2d, Newtown PA 18940

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (781) 246-7512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

a) On December 19, 2005, Kevin L. Smith and David Bryant resigned their respective positions as Members of the Board of Directors. Letters of Resignation from each are attached hereto as an exhibit. Curtis Sprouse, who currently serves as the Chief Operating Officer of the Company, has resigned his position on the Board of Directors, but will continue to serve as the COO. There are no material disagreements with any resigning director known to the Company relating to its operations, policies or practices. The Company has provided each of the resigning Directors a copy of the disclosures made herein, no later than the day this Report is filed with the Securities Exchange Commission, and have asked that each of them supply the Company a letter stating whether he agrees or disagrees with the statements made herein. Any letter received by the Company will be filed as an exhibit to an amended Form 8K, no later than two business days after receipt.

b) None

c) None

d) On December 21, 2005, the Company announced the appointment of Donald Conrad and Peter Knollenberg to the Board of Directors: There are no agreements or arrangements between the new Directors and the Company, pursuant to which the individuals were elected to the Board. Neither have been appointed to a Board committee. Following is a brief description of the experience of each director.

Mr. Conrad spent 13 years with Exxon Mobile Corporation, mostly as chief financial officer for Esso Europe in London. He also spent 18 years with Aetna Inc., the Hartford, CT.-based insurance firm, as chief investment officer. In 1988, he left Aetna to become CEO and half-owner of the National Hockey League's Hartford Whalers Hockey Club. From 1995 to 2002 he was senior advisor to the president of the World Bank in Washington, D.C. Mr. Conrad is currently a board member of the Chevy Chase Bank in Washington, D.C. CEO Robert Baca said "SVXP will greatly benefit from Mr. Conrad's extensive financial expertise and his international experience working with high government levels which will help SVXP with its international projects and expanding corporate goals".

Mr. Knollenberg is President of Sea Hunt, Inc. and one of the founders of SVXP. Sea Hunt assigned all of its shipwreck rights, contracts and permits to a wholly owned subsidiary called Sea Research, Inc. which was contributed to SVXP. "Mr. Knollenberg has first hand knowledge of the issues involving sovereign ownership rights to ship wrecks, and he negotiated one of the first contracts between a private sector company and a government to recover lost patrimonial artifacts for Spain. As Chairman of SVXP, Mr. Knollenberg will provide strong Board of Director support for management's position that marine recovery and conservation should be professionally undertaken using the best technology and methods available to protect maritime heritage." said Baca. Mr. Knollenberg and Mr. Conrad join Mr. Baca and Mr. Kevin Conner as members of the SVXP Board.

Section 9 - Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits

    a)    None.

    b)    Exhibits
EXHIBIT NO.	DOCUMENTS
17.1	Kevin L. Smith Resignation Letter
17.2	David Bryant Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

Date: 12/22/05                                            /s/ Robert D. Baca

                                                                      Robert D. Baca, CEO